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                                                                  Exhibit 10.27

               2000 DUN & BRADSTREET CORPORATION REPLACEMENT PLAN
           FOR CERTAIN DIRECTORS HOLDING DUN & BRADSTREET CORPORATION
                              EQUITY-BASED AWARDS

1.    PURPOSE OF THE PLAN

     The purpose of the 2000 Dun & Bradstreet Corporation Replacement Plan for Certain Directors Holding Dun & Bradstreet Corporation Equity-Based Awards (the "Plan") is to provide for the award of substantially identical replacement stock options, replacement phantom stock units and/or replacement deferred performance share units to New D&B Directors, Former Directors and Moody's Directors. It is the intention of the Company that the terms of the replacement awards will (i) together with awards adjusted by D&B, substantially preserve the value of the adjusted D&B awards and (ii) except for the terms described elsewhere in this Plan, remain substantially identical to the terms of the adjusted D&B awards.

2.    DEFINITIONS

     The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

     (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

     (b) Awards: Replacement options, replacement phantom stock units and replacement deferred performance share units granted pursuant to the Plan.

     (c) Beneficial Owner: As defined in rule 13d-3 under the Act (or any successor rule thereto).

     (d) Board: The Board of Directors of the Company.

     (e) Change in Control: The occurrence of any of the following events:

          (i) any "Person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange
     Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

          (ii) during any period of twenty-four months (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new Director (other than (1) a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i),


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          (iii) or (iv) of this Section, (2) a Director designated by any Person
          (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (3) a Director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

               (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than
          (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (2) after which no Person holds 20% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity; or

               (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     (f) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

     (g) Committee: The Compensation and Benefits Committee of the Board, or any successor thereto or other committee designated by the Board to assume the obligations of the Committee hereunder.

     (h) Company: The New D&B Corporation, a Delaware corporation to be renamed "The Dun & Bradstreet Corporation" after the Spinoff.

     (i) D&B: The Dun & Bradstreet Corporation, a Delaware corporation to be renamed the "Moody's Corporation" after the Spinoff.

     (j) D&B Deferred Performance Share Unites: A bookkeeping entry, equivalent in value to the number of deferred performance shares of D&B stock credited to a Director's account as of the opening of business on the Spinoff Date, pursuant to the D&B Plans.
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     (k)  D&B Phantom Stock Units: A bookkeeping entry, equivalent in value to the number of phantom shares of D&B stock credited to a New D&B Director's account or a Former Director's account, as of the opening of business on the Spinoff Date, pursuant to the D&B Plans.

     (l) D&B Plans: The 1998 Dun & Bradstreet Corporation Non-Employee Directors' Stock Incentive Plan and the 1998 Dun & Bradstreet Corporation Replacement Plan for Certain Nonemployee Directors Holding Dun & Bradstreet Corporation Equity-Based Awards.

     (m) D&B Stock Option: Stock Option held by a Director that was granted under the D&B Plans.

     (n) Deferred Performance Share Unit: A bookkeeping entry, equivalent in value to one Share, credited in accordance with Section 10(a) of the Plan.

     (o) Determination Day: As such term is defined in Section 9(b) of the Plan.

     (p)  Directors: A new D&B Director, Former Director and a Moody's Director.

     (q) Disability: Inability of a New D&B Director to continue to serve as a director of the Board or the inability of a Moody's Director to serve as a director of the Moody's Board due to a medically determinable physical or mental impairment which constitutes a permanent and total disability, as determined by the Board (excluding any member thereof whose own Disability is at issue in a given case) with respect to a New D&B Director or as determined by Moody's Board (excluding any member thereof whose own Disability is at issue in a given case) with respect to a Moody's Director based upon such evidence as it deems necessary and appropriate. A New D&B Director or a Moody's Director shall not be considered disabled unless he or she furnished such medical or other evidence of the existence of the Disability as the Board or Moody's Board, as the case may be, in its sole discretion, may require.

     (r)  Effective Date: The Spinoff Date.

     (s) Fair Market Value: On a given date, the average of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the average of the per Share closing bid price and per Share closing asked price on such date as quoted on the National association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Board in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities Exchange on such date or quoted on the National Association of Securities Dealers Automated Quotation System on such date,
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then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

     (t) Former Directors: Certain former directors of D&B whose Awards under the D&B Plans were adjusted pursuant to the Spinoff.

     (u)  Moody's Board: The Board of Directors of D&B.

     (v) Moody's Change in Control: The occurrence of any of the following events:

               (i) any "Person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than D&B, any trustee or other fiduciary holding securities under an employee benefit plan of D&B, or any corporation owned, directly or indirectly, by the shareholders of D&B in substantially the same proportions as their ownership of stock of D&B), is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of D&B representing 20% or more of the combined voting power of D&B's then outstanding securities;

               (ii) during any period of twenty-four months (not including any period prior to the Spinoff Date), individuals who at the beginning of such period constitute the Moody's Board, and any new Director (other than (1) a Director designated by a person who has entered into an agreement with D&B to effect a transaction described in clause (i), (iii) or (iv) of this Section, (2) a Director designated by any Person (including D&B) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (3) a Director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of D&B representing 10% or more of the combined voting power of D&B's securities) whose election by the Moody's Board or nomination for election by D&B's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

               (iii) the shareholders of D&B approve a merger or consolidation of D&B with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of D&B outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of D&B or such surviving entity outstanding immediately after such merger or consolidation and (2) after which no Person holds 20% or more of the combined voting power of the then outstanding securities of D&B or such surviving entity; or




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               (iv) the shareholders of D&B approve a plan of complete
          liquidation of D&B or an agreement for the sale or disposition by D&B of all or substantially all of D&B's assets.

     (w) Moody's Directors: certain directors of D&B whose awards under the D&B Plans were adjusted pursuant to the Spinoff.

     (x) Moody's Phantom Stock Unit: A bookkeeping entry, equivalent in value to one share of common stock of D&B, credited in accordance with Section 9(a) of the Plan.

     (y) New D&B Deferred Performance Share Units: A bookkeeping entry equivalent in value to one Share, credited in accordance with Section 10 of the Plan.

     (z) New D&B Dividended Deferred Performance Share Units: A bookkeeping entry, equivalent in value to the number of phantom performance shares credited to a Director's account as a dividend on such Director's D&B Deferred Performance Share Units pursuant to the Spinoff.

     (aa) New D&B Dividended Phantom Stock Units: A bookkeeping entry, equivalent in value to the number of phantom Shares credited to a New D&B Director's account or a Former Director's account as a dividend on such Director's D&B Phantom Stock Units pursuant to the Spinoff.

     (bb) New D&B Directors: certain directors of the Company whose awards were adjusted under the D&B Plans pursuant to the Spinoff.

     (cc) New D&B Phantom Stock Unit: A bookkeeping entry, equivalent in value to one Share, credited in accordance with Section 9(a) of the Plan.

     (dd) Option: A stock option granted pursuant to Section 7 of the Plan.

     (ee) Payment Day: As such term is defined in Section 8(b) of the Plan.

     (ff) Person: As such term is used in Section 13(d) or 14(d) of the Act (or any successor section thereto).

     (gg) Phantom Stock Units: New D&B Phantom Stock Units and Moody's Phantom Stock Units.

     (hh) Plan: The 2000 Dun & Bradstreet Corporation Replacement Plan for Certain Directors Holding Dun & Bradstreet Corporation Equity-Based Awards.

     (ii) Retirement: Termination of service with the Company after such New D&B Director has attained age 70 or termination of service with D&B after such Moody's Director has attained age 70, regardless of the length of such Director's service.

     (jj) Shares: Shares of common stock, par value $.01 per share, of the Company.



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          (kk) Spinoff: The distribution of the Shares to the public shareholders of D&B.

          (ll) Spinoff Date: The date on which the Shares are first distributed to the public shareholders.

          (mm) Subsidiary: A subsidiary corporation, as defined in
     Section 424(f) of the Code (or any successor section thereto).

          (nn) Termination of Service: With respect to a New D&B Director, termination of service with the Company and with respect to a Moody's Director termination of service with D&B.

          (oo) Termination Date: As such term is defined in Section 8(b) of the Plan.

3.   SHARES SUBJECT TO THE PLAN

          The total number of Shares which may be issued under the Plan is equal to the aggregate number of shares to be issued as replacement awards, as calculated pursuant to Sections 7 and 9 of this Plan. The shares may consist, in whole or in part, of unissued shares or treasury shares. After the initial grant of awards, no further awards shall be granted under the Plan.

4.   ADMINISTRATION

          The Plan shall be administered by the Board, which may delegate its duties and powers in whole or in part to any subcommittee thereof. The Board is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Board deems necessary or desirable. Any decision of the Board in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, the Directors and their beneficiaries or successors).

5.   ELIGIBILITY

          Only Directors may receive grants of replacement stock options, replacement phantom stock units and replacement deferred performance share units under the Plan.

6.   LIMITATIONS

          Options hereunder shall only be granted in replacement of D&B Stock Options (as defined in Section 7(a) of the Plan) held by Directors immediately prior to the Spinoff Date.

7.   TERMS AND CONDITIONS OF OPTIONS

          Options granted under the Plan shall be nonqualified stock options for federal income tax purposes, as evidenced by the related Option agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not
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inconsistent therewith, as the Board shall determine;

          (a) Generally. As of the Spinoff, each unexercised D&B Stock Option held by a Director shall be adjusted and such Director shall receive a replacement stock option pursuant to this Plan. The number of Shares covered by each replacement stock option shall be determined by multiplying
     (i) the number of shares of D&B common stock covered by the adjusted D&B Stock Option by (ii) fifty percent and rounding down the result to a whole number of shares. The option price of each replacement stock option shall be determined by multiplying (i) the trading price of the Company as of the last trade "when issued" immediately prior to the Spinoff by a fraction, the numerator of which is the option price of the adjusted D&B Stock Option, and the denominator of which equals the trading price of D&B as of last trade "regular way" immediately prior to the Spinoff. Unless otherwise specified in this Plan, all other terms of the replacement stock options shall remain substantially identical to those of the adjusted D&B Stock Options as set forth in the D&B Plans and related option agreement(s).

          (b) Exercisability. Except as set forth in the Plan, stock options granted under the Plan shall have substantially identical terms as those of the stock options originally granted under the D&B Plans; provided, however, that in no event shall a replacement stock option be exercisable more than ten years after the date the original option was granted under the D&B Plans.

          (c) Expiration. An Option shall expire on the tenth anniversary of the date on which the original option was granted under the D&B Plans.

          (d) Exercise of Options. Except as otherwise provided in the Plan or in a related Option agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. The purchase price for the Shares as to which an option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., a check), (ii) in Shares having a Fair Market Value equal to the aggregate option price for the Shares being purchased and satisfying such other requirements as may be imposed by the Board, (iii) partly in cash and partly in such Shares or
     (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased. No Director shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Director has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Board pursuant to the Plan.

          (e) Termination of Service. Upon a Termination of Service by reason of death, Disability, Retirement or by the Company or D&B, as the case may be, or by the Director for any reason, the unexercised portion of the Option may thereafter be exercised pursuant to the terms of the D&B Plan under which the original option was granted.

          (f) Nontransferability of Stock Options. Except as otherwise provided in this Section 7(f), a stock option shall not be transferable by the Director otherwise than by
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     will or by the laws of descent and distribution and during the lifetime of a Director an option shall be exercisable only by the Director. An option exercisable after the death of a Director or a transferee pursuant to the following sentence may be exercised by the legatees, personal representatives or distributees of the Director or such transferee. The Board may, in its discretion, authorize all or a portion of the options previously granted or to be granted to a Director to be on terms which permit irrevocable transfer for no consideration by such Director to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the Director, trusts for the exclusive benefit of these persons, and any other entity owned solely by these persons ("Eligible Transferees"), provided that (x) the stock option agreement pursuant to which such options are granted must be approved by the Board, and must expressly provide for transferability in a manner consistent with this Section and (y) subsequent transfers of transferred options shall be prohibited except those in accordance with the first sentence of this Section 7(f). The Board may, in its discretion, amend the definition of Eligible Transferees to conform to the coverage rules of Form S-8 under the Securities Act of 1933 or any comparable Form from time to time in effect. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of Termination of Service of Section 7(e) hereof shall continue to be applied with respect to the Director, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 7(e). The Board may delegate to a committee consisting of employees of the Company the authority to authorize transfers, establish terms and conditions upon which transfers may be made and establish classes of options eligible to transfer options, as well as to make other determinations with respect to option transfers.

8.   TERMS AND CONDITIONS OF PHANTOM STOCK UNITS

          (a) Phantom Stock Units. As of the Spinoff Date, D&B Phantom Stock Units and New D&B Dividended Phantom Stock Units then held by each New D&B Director and Former Director shall be forfeited, and such Director shall receive replacement New D&B Phantom Stock Units and Moody's Phantom Stock Units pursuant to this Plan. The number of Shares credited as New D&B Phantom Stock Units shall equal the number of forfeited New D&B Dividended Phantom Stock Units and the number of shares of common stock of D&B credited as Moody's Phantom Stock Units shall equal the number of forfeited D&B Phantom Stock Units. The New D&B Phantom Stock Units and Moody's Phantom Stock Units shall be credited with dividend equivalents when dividends are deemed paid on balances held by employees of the Company (the "Employee Balances") in the Dun & Bradstreet Common Stock Fund of the Company's Profit Participation Plan (or successor plan)(the "Employee Plan"), and dividend equivalents with respect to Shares shall be converted into additional New D&B Phantom Stock Units (including fractional New D&B Phantom Stock Units) and dividend equivalents with respect to shares of common stock of D&B shall be converted into additional Moody's Phantom Stock Units (including fractional Moody's Phantom Stock Units). In the event that the Moody's Common Stock Fund under the Employee Plan is terminated, the Moody's Phantom Stock Units will be equitably converted into New D&B Phantom Stock Units based on the relative Fair Market Values of the Shares and the common stock of D&B at the time of the conversion. Unless otherwise specified in
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     this Plan, all other terms of the replacement New D&B Phantom Stock Units and Moody's Phantom Stock Units shall remain substantially identical to those of the forfeited D&B Phantom Stock Units as set forth in the applicable D&B Plans and related agreement(s).

          (b) Payment in Cash Upon Termination of Service. On the tenth day (the "Payment Day") of the calendar year immediately following the calendar year containing the date of a Director's Termination of Service (the "Termination Date"), the Director shall receive a lump sum payment in cash equal to the Fair Market Value of the number of Phantom Stock Units (including fractional Phantom Stock Units) credited to the Director's Phantom Stock Unit account on the December 31 immediately preceding the Payment Day (the "Determination Day"). Between the Termination Date and the Determination Day the Director's Phantom Stock Units shall continue to be credited with dividend equivalents and such dividend equivalents shall continue to be converted into additional Phantom Stock Units (including fractional Phantom Stock Units) in the manner set forth above. As an alternative to receiving such payment on the Payment Day, the Director may elect to receive his or her payment in such forms of payments (and on such terms and conditions) as are established by the Committee in its sole discretion.

          (c) Crediting of Stock Dividends. When non-cash dividends are paid on Shares or shares of common stock of D&B, a Director's Phantom Stock Units shall be credited with dividend equivalents by crediting the Director's account in a manner consistent with the treatment of the Employee Balances.

9.   TERMS AND CONDITIONS OF DEFERRED PERFORMANCE SHARE UNITS

          As of the Spinoff Date, New D&B Dividended Deferred Performance Share Units then held by each Director shall be forfeited, and such Director shall receive replacement New D&B Deferred Performance Share Units pursuant to this Plan. The number of Shares credited as New D&B Deferred Performance Share Units shall equal the number of forfeited New D&B Dividended Deferred Performance Share Units. New D&B Deferred Performance Share Units shall be credited with dividend equivalents when dividends are deemed paid on balances held by employees of the Company (the "Employee Balances") in the Dun & Bradstreet Common Stock Fund of the Employee Plan, and such dividend equivalents shall be converted into additional New D&B Deferred Performance Share Units (including fractional New D&B Deferred Performance Share Units) in a manner consistent with the treatment of the Employee Balances. Unless otherwise specified in this Plan, all other terms of the replacement New D&B Deferred Performance Share Units shall remain substantially identical to those of the D&B Deferred Performance Share Units from which they arose as set forth in the applicable D&B Plans and related agreement(s).

10.  ADJUSTMENTS UPON CERTAIN EVENTS

          Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

          (a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization,

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     merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends, the Committee, in its sole discretion, and without liability to any person, may make such substitution or adjustment, if any, as it deems to be equitable, as to (A) the number or kind of shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (B) the option price and/or (C) any other affected terms of such Awards.

          (b) Change in Control. Upon the occurrence of a Change in Control, (A) all Phantom Stock Units shall become payable to Directors in cash and (B) all Options shall vest and become exercisable.

          (c) Moody's Change in Control. Upon the occurrence of a Moody's Change in Control, (A) all Phantom Stock Units shall become payable to Moody's Directors in cash and (B) all Options held by Moody's Directors shall vest and become exercisable.

11.  SUCCESSORS AND ASSIGNS

          The Plan shall be binding on all successors and assigns of the Company and a Director, including without limitation, the estate of such Director and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Director's creditors.

12.  AMENDMENTS OR TERMINATION

          The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would diminish the rights of any Director under any Award theretofore granted without such Director's consent.

13.  NONTRANSFERABILITY OF AWARDS

          Except as provided in Section 7(f) of the Plan, an Award shall not be transferable or assignable by the Director otherwise than by will or by the laws of descent and distribution. During the lifetime of a Director an Award shall be exercisable only by such Director. An Award exercisable after the death of a Director may be exercised by the legatees, personal representatives or distributees of the Director. Notwithstanding anything to the contrary herein, the Board, in its sole discretion, shall have the authority to waive this
Section 13 (or any part thereof) to the extent that this Section 13 (or any part thereof) is not required under the rules promulgated under any law, rule or regulation applicable to the Company.

14.  CHOICE OF LAW

          The Plan shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

15.  EFFECTIVENESS OF THE PLAN

          The Plan shall be effective as of the Spinoff Date.